UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

 __________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 23, 2016

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INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
140 Caspian Court
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directions; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)    Named Executive Officer Compensation. On February 23, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Infinera Corporation (the “Company”) approved the fiscal year 2016 compensation for the Company’s named executive officers as follows.
Base Salaries. The Committee approved the following increases to the base salaries of each of its named executive officers effective as of January 1, 2016:

		FY15	FY16
Named Executive Officer	Position	Base Salary	Base Salary
Thomas J. Fallon	Chief Executive Officer	$540,000	$650,000
Brad Feller	Chief Financial Officer	$360,000	$400,000
David F. Welch, Ph.D.	President	$450,000	$500,000
Robert J. Jandro	Senior Vice President, Worldwide Sales	$350,000	$365,000
James L. Laufman	Senior Vice President and General Counsel	$325,000	$365,000
Target Bonus Percentages. The Committee approved the following target bonus percentages, as a percentage of base salary, for each of the named executive officers for 100% achievement under the Company’s Bonus Plan for fiscal year 2016, effective as of December 27, 2015, the first day of fiscal year 2016:

		FY15 Target	FY16 Target
		Bonus	Bonus
		(as a percentage	(as a percentage
Named Executive Officer	Position	of Base Salary)	of Base Salary)
Thomas J. Fallon	Chief Executive Officer	125%	125%
Brad Feller	Chief Financial Officer	70%	75%
David F. Welch, Ph.D.	President	80%	90%
Robert J. Jandro	Senior Vice President, Worldwide Sales	100%	100%
James L. Laufman	Senior Vice President and General Counsel	60%	60%
Annual Equity Awards. The Committee approved equity awards for each of the named executive officers in the form of time-based restricted stock units. The restricted stock units were granted pursuant to the Company’s 2007 Equity Incentive Plan (the “2007 Plan”) and are comprised of the following numbers of shares underlying the restricted stock units:

Named Executive Officer	Position	Restricted Stock Units
Thomas J. Fallon	Chief Executive Officer	86,850
Brad Feller	Chief Financial Officer	32,270
David F. Welch, Ph.D.	President	86,850
Robert J. Jandro	Senior Vice President, Worldwide Sales	31,320
James L. Laufman	Senior Vice President and General Counsel	29,220
The restricted stock units vest as to one-fourth of the underlying shares annually on each of May 5, 2017, 2018, 2019 and 2020, subject to each named executive officer’s continued service to the Company through each applicable vesting date.

Performance-Based Equity Awards. The Committee approved equity awards for each of the named executive officers in the form of restricted stock units with performance-based vesting conditions. The performance-based award were granted pursuant to the Company’s 2007 Plan and are comprised of the following target numbers of shares underlying restricted stock units:

		Target Performance-Based
Named Executive Officer	Position	Restricted Stock Units
Thomas J. Fallon	Chief Executive Officer	135,990
Brad Feller	Chief Financial Officer	33,690
David F. Welch, Ph.D.	President	135,990
Robert J. Jandro	Senior Vice President, Worldwide Sales	32,700
James L. Laufman	Senior Vice President and General Counsel	30,500
The Committee established a three-year performance period for the performance-based awards, with one-third (1/3) of the target number of performance-based awards eligible to vest based on the Company’s one-year total stockholder return as compared to the Standard & Poor’s North American Technology Multimedia Networking Index (the “S&P Networking Index”), one-third (1/3) based on the two-year comparison to the S&P Networking Index, and one-third (1/3) based on the three-year comparison to the S&P Networking Index. The performance-based awards shall only vest upon the determination by the Committee of the achievement of the performance metrics and are subject to each named executive officer’s continued service to the Company. The performance-based awards are subject to a payout of between 0% and 200% of the target number of performance-based awards based on the Company’s relative performance to the S&P Networking Index. The performance-based awards will payout at 200% if the Company’s stock price outperforms the S&P Networking Index by 50 points or more and will have a 0% payout if the Company’s stock price underperforms the S&P Networking Index by 33 points or more. In addition, if the total stockholder return during any period is negative (as a result of a decline in the stock price during such period), then the maximum payout for the performance-based awards is 100%. In the event that there is a negative stockholder return during any of the first two performance periods, then any potential payout above 100% would be rolled over to the next year and paid out only in the event that the Company’s relative performance to the S&P Networking Index in the subsequent year was at least 100%, and the total stockholder return during that period was positive.

Bonus Plan. Pursuant to the Company’s Bonus Plan adopted February 10, 2011, the Committee, among other things, determines eligibility for participation, establishes bonus pool funding criteria, determines target awards, and establishes individual performance criteria. On February 23, 2016, the Committee approved the bonus pool funding and award payout criteria for all employees of the Company, including each of the named executive officers, for fiscal year 2016 (the “2016 Bonus Terms”). The funding of a bonus pool for named executive officers under the 2016 Bonus Terms is based on achievement by the Company against financial performance metrics, including revenue and non-GAAP operating income goals, for fiscal year 2016 (the “Financial Goals”), and on achievement by the Company against certain operational goals for fiscal year 2016 (the “Operational Goals”).

Pursuant to the 2016 Bonus Terms, each named executive officer may be eligible for a final bonus payout (the “Final Award”) based on the achievement of the Financial Goals and Operational Goals for fiscal year 2016. The Final Award, if any, will be determined as the product of: (a) the named executive officer’s target bonus percentage, (b) the named executive officer’s base salary as of the last day of fiscal year 2016, (c) the named executive officer’s individual performance rating (the “Rating Percent”), and (d) the percentage of achievement of the Financial Goals and Operational Goals against targets established by the Committee. The Rating Percent will be set at 100%; provided, however, that the Committee, in its discretion and upon solicitation of the recommendation of the Company’s Chief Executive Officer as to the other named executive officers, may increase or decrease the funding for any named executive officer by up to 25%. The Final Award for each named executive officer is capped at 200% of such named executive officer’s target bonus percentage.

The Committee retains the discretion to modify the 2016 Bonus Terms. The foregoing description is qualified in its entirety by reference to the Bonus Plan, a copy of which is attached as Exhibit 10.1 to the Form 8-K filed on February 14, 2011 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 24, 2016, the Board amended and restated the Company’s Amended and Restated Bylaws (as amended and restated, the “Amended Bylaws”) to, among other things, implement a majority voting standard and director resignation process for uncontested director elections as set forth in Article III, Section 3.3 of the Amended Bylaws. The Amended Bylaws became effective immediately upon their adoption by the Board.

The Amended Bylaws provide that each nominee for director in uncontested elections shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that each nominee for director in contested elections shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote. If a nominee for director fails to receive the required number of votes for reelection, such director shall tender his or her resignation to the Nominating and Corporate Governance Committee (the “Governance Committee”), which shall then make a recommendation to the Board as to whether to accept or reject such director’s resignation or whether other action should be taken. Thereafter, the Board will act on the Governance Committee’s recommendation. Within ninety (90) days from the date the election results are certified, the Company will publicly disclose the Board’s decision and the rationale behind such decision.

In connection with the implementation of the majority voting standard in uncontested director elections, the Company also amended its Corporate Governance Guidelines to provide that with respect to director nominations, the Board will only nominate those candidates who agree to tender, promptly following the stockholders’ meeting at which they stand for election or reelection as director, irrevocable resignations that will be effective upon the failure of such director nominee to receive the required vote for election or reelection and Board acceptance of such resignation.

In addition to the implementation of the majority voting standard for uncontested director elections, the Amended Bylaws also (a) clarify the record date provisions in Article II to allow the Company to fix a record date for voting that is separate from the record date for notice of a stockholder meeting; (b) allow a director to execute a consent that will become effective at a future date (within 60 days) in Article III, Section 3.9; and (c) clarify which persons may receive advances of litigation expenses from the Company in Article IX, Section 9.3.
The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: February 29, 2016	By:	/s/ JAMES L. LAUFMAN
James L. Laufman Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws